Exhibit 99.1

Toppoint Holdings Announces Postponement of 2026 Annual Meeting of Stockholders to September 8, 2026

NORTH WALES, PA, Aug. 21, 2026 (GLOBE NEWSWIRE) -- Toppoint Holdings Inc. (“Toppoint” or the “Company”) (NYSE American: TOPP), a truckload services and solutions provider focused on the recycling export supply chain, today announced that its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), originally scheduled for August 24, 2026 at 10:00 a.m., Eastern Time, has been postponed. The Annual Meeting is now scheduled to be held virtually via live webcast at www.virtualshareholdermeeting.com/TOPP2026 on September 8, 2026 at 10:00 a.m., Eastern Time.

The Annual Meeting has been postponed to provide stockholders with additional time to receive and review the proxy materials and submit their votes. The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting remains the close of business on August 7, 2026. The proposals to be presented at the Annual Meeting remain unchanged.

Stockholders who have already submitted their votes do not need to take any further action unless they wish to change or revoke their previously submitted proxy or voting instructions. Votes previously submitted will remain valid and will be counted at the postponed Annual Meeting. Stockholders who have not yet voted are encouraged to vote using the revised proxy card or voting instruction form that will be mailed to them, or through the Internet or telephone voting methods described in the revised proxy materials.

All references in the Company’s previously distributed proxy materials to the date and time of the Annual Meeting shall be deemed to refer to September 8, 2026 at 10:00 a.m., Eastern Time. Stockholders holding shares through a broker, bank or other nominee should follow the voting instructions provided by that institution.

The Company encourages all stockholders who have not yet voted to submit their votes promptly.

Important Additional Information

The Company filed its definitive proxy statement for the Annual Meeting with the Securities and Exchange Commission (the “SEC”) on August 10, 2026. Before making any voting decision, stockholders are urged to read the definitive proxy statement, any supplements or amendments thereto and any other relevant documents filed or to be filed with the SEC carefully and in their entirety because they contain important information concerning the Annual Meeting and the matters to be considered by stockholders.

Stockholders may obtain copies of the definitive proxy statement, any supplements or amendments thereto and other relevant documents without charge through the SEC’s website at www.sec.gov or at www.proxyvote.com.

The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the Company’s directors and executive officers and their interests in the matters to be considered at the Annual Meeting is included in the definitive proxy statement filed with the SEC on August 10, 2026.

About Toppoint Holdings Inc.

Toppoint Holdings Inc. (NYSE American: TOPP) is a truckload services and solutions provider focused on the recycling export supply chain. The Company is a key player in the New Jersey and Pennsylvania regional trucking market for waste paper, and also transports scrap metal and wooden logs from large waste companies, recycling centers, and commodity traders to the ports of Newark, NJ and Philadelphia, PA. Toppoint additionally provides import transportation services at these ports and has expanded into markets including Tampa, Jacksonville, and Miami, FL; Baltimore, MD; Ensenada, Mexico; and Houston, TX. The Company is incorporated in Nevada and headquartered in North Wales, Pennsylvania.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the Company’s plans, expectations, expansion strategy, anticipated collections on loan receivables, and financial outlook. Actual results may differ materially from those anticipated due to factors including changes in market conditions, tariff and trade policy developments, commodity price volatility, port congestion, fuel costs, competitive dynamics, the Company’s ability to collect on outstanding loan receivables, liquidity constraints, previously disclosed material weaknesses in internal control over financial reporting, and other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed March 25, 2026 and its Quarterly Report on Form 10-Q for the period ended June 30, 2026. Toppoint undertakes no obligation to update or revise any forward-looking statements except as required by law.

Investor Relations Contact

Toppoint Holdings Inc.
1250 Kenas Road, North Wales, PA 19454
Phone: 551-866-1320
NYSE American: TOPP